As filed with the Securities and Exchange Commission on April 11, 2011

Registration No. 333-160385

333-146589

333-140836

333-127622

333-102286

333-96927

333-76054

333-47964

333-37060

333-84775

333-44389

333-33235

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-160385

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-146589

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-140836

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-127622

Post Effective Amendment No. 2 to Form S-3 on Form S-1 Registration Statement No. 333-102286

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-96927

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-76054

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-47964

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-37060

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-84775

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-44389

Post Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-33235

UNDER

THE SECURITIES ACT OF 1933

TERREMARK WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-0873124
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One Biscayne Tower

2 South Biscayne Boulevard, Suite 2800

Miami, Florida 33131

(305) 856-3200

(Address, including Zip Code, and Telephone Number,

including Area Code, of Registrant’s Principal Executive Offices)

Adam Smith

Chief Legal Officer

2 South Biscayne Boulevard, Suite 2800

Miami, Florida 33131

(305) 856-3200

(Name, Address and Telephone Number,

including Area Code, of Agent for Service)

Copies to:

Frederick S. Green, Esq.

Michael E. Lubowitz, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Terremark Worldwide, Inc., a Delaware corporation (the “Company”), remove from registration all securities registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”):

•

Registration Statement on Form S-3 (No. 333-160385), pertaining to the registration of 4,000,000 shares of common stock, with $0.001 par value, of the Company (the “Common Stock”), which was filed with the Commission on July 1, 2009.

•	Registration Statement on Form S-3 (No. 333-146589), pertaining to the registration of 3,062,931 shares of Common Stock, which was filed with the Commission on October 10, 2007.

•

Registration Statement on Form S-3 (No. 333-140836), pertaining to the registration of $100,000,000 worth of Common Stock, preferred stock, depositary shares, debt securities, guarantees, securities warrants, stock purchase contracts and stock purchase units, which was filed with the Commission on February 22, 2007, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission on March 9, 2007.

•	Registration Statement on Form S-3 (No. 333-127622), pertaining to the registration of 1,600,000 shares of Common Stock, which was filed with the Commission on August 17, 2005.

•

Registration Statement on Form S-3 (No. 333-102286), pertaining to the registration of 166,214,489 shares of Common Stock, which was filed with the Commission on December 31, 2002, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission on March 11, 2003, Pre-Effective Amendment No. 2, which was filed with the Commission on September 24, 2003, Pre-Effective Amendment No. 3, which was filed with the Commission on December 22, 2003, Pre-Effective Amendment No. 4, which was filed with the Commission on March 17, 2004, Pre-Effective Amendment No. 5, which was filed with the Commission on April 13, 2004, Pre-Effective Amendment No. 6, which was filed with the Commission on April 23, 2004, and Post-Effective Amendment No. 1, which was filed with the Commission on July 16, 2004.

•

Registration Statement on Form S-3 (No. 333-96927), pertaining to the registration of 21,178,589 shares of Common Stock, which was filed with the Commission on July 23, 2002, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission on August 1, 2002.

•	Registration Statement on Form S-3 (No. 333-76054), pertaining to the registration of 17,394,822 shares of Common Stock, which was filed with the Commission on December 28, 2001.

•

Registration Statement on Form S-3 (No. 333-47964), pertaining to the registration of 412,500 shares of Common Stock, which was filed with the Commission on October 13, 2000, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission on October 25, 2000.

•

Registration Statement on Form S-3 (No. 333-37060), pertaining to the registration of 161,262,179 shares of Common Stock, which was filed with the Commission on May 15, 2000, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission on September 1, 2000.

•	Registration Statement on Form S-3 (No. 333-84775), pertaining to the registration of 2,456,000 shares of Common Stock, which was filed with the Commission on August 9, 1999.

•	Registration Statement on Form S-3 (No. 333-44389), pertaining to the registration of 14,131,782 shares of Common Stock, which was filed with the Commission on January 16, 1998.

•

Registration Statement on Form S-3 (No. 333-33235), pertaining to the registration of 6,984,127 shares of Common Stock, which was filed with the Commission on August 8, 1997, as amended by Pre-Effective Amendment No. 1, which was filed with the Commission August 21, 1997.

On January 27, 2011, the Company entered into an Agreement and Plan of Merger, as amended on February 28, 2011 (the “Merger Agreement”), with Verizon Communications Inc., a Delaware corporation (“Parent”), and Verizon Holdings Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), providing for, among other things, the merger of Purchaser with and into the Company (the “Merger”), with the Company continuing as the surviving corporation, wholly-owned by Parent. The Merger became effective at 8:00 a.m. on April 11, 2011 (the “Effective Time”), pursuant to a Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware.

At the Effective Time, each share of common stock of the Company issued and outstanding immediately prior to the Merger was cancelled and (other than shares owned by Parent or the Purchaser or shares with respect to which appraisal rights were properly exercised under Delaware law) converted into the right to receive $19.00 per share in cash, without interest thereon and less any required withholding taxes.

As a result of the Merger, the Company has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statements. The Company hereby removes from registration all securities registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on April 11, 2011.

TERREMARK WORLDWIDE, INC.

By:	/s/ Manuel D. Medina
Name: Manuel D. Medina
Title: Chief Executive Officer

Pursuant to the requirements of Securities Act of 1933, these Post-Effective Amendments to the Registration Statements on Form S-3 have been signed by the following persons on April 11, 2011 in the capacities indicated.

Signature	Title

/s/ Manuel D. Medina Manuel D. Medina	President and Chief Executive Officer (Principal Executive Officer)

/s/ Jose A. Segrera Jose A. Segrera	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lowell C. McAdam Lowell C. McAdam	Director

/s/ Francis J. Shammo Francis J. Shammo	Director

/s/ John W. Diercksen John W. Diercksen	Director